                                                   Exhibit 99-2

   Certain Petroleum Product Sales numbers in Table 6 of Mobil
Corporation's First Quarter Earnings release today were printed incorrectly. The corrected numbers are marked with an asterisks.

                                                   Table 6
                         MOBIL CORPORATION
                                  First Quarter
                         -------------------------------
OPERATING HIGHLIGHTS      1995       1996        Incr/
                          Act        Est        (Decr)
                         -----     ------      --------
REFINERY RUNS (TBD)
 Runs for and by Mobil
   United States            904       877         (27)
   Europe                   419       309        (110)
   Asia-Pacific             679       706          27
   All Other                136       181          45
                          -----     ------      -------
   Total                  2,138     2,073         (65)
 Runs for Mobil by Others    10         9          (1)
                          -----     ------      -------
 Worldwide Runs for Mobil 2,148     2,082         (66)
                          -----     ------      -------
PETROLEUM PRODUCT SALES
(TBD)
  United States
    Automotive Gasoline
    Sales to Trade           506       536        30
    Supply/Other Sales       191       166       (25)
                           -----     -----      -------
    Total Automotive Sales   697       702         5
    Distillates/Jet Fuel     350       364        14
    Other                    212       215         3
                           ------    -----      -------
    Total United States    1,259     1,281        22
   Europe                    757       821 *      64  *
   Asia-Pacific              831       819 *     (12) *
   All Other                 311       379 *      68  *
                            -----     -----     -------
   WorldWide               3,158     3,300 *     142  *
                            =====   ======     ======

CHEMICAL SALES (MM LBS)
Worldwide Polyethylene       567       641        74
Resin

CHEMICAL SALES  ($MM)
BY PRODUCT CATEGORY ($MM)
  Petrochemicals              751      518      (233)
  Films Products              189      180        (9)
  Chemical Products            33       28        (5)
  Other Plastics              290       39      (251)
                            -----    -----     --------
   Total                    1,263      765      (498)
                            =====    =====     ======